Exhibit 23.1

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 29, 2010 with respect to our audits of the consolidated financial statements of Single Touch Systems Inc. and Subsidiaries as of September 30, 2010 and 2009 and for the years ended September 30, 2010 and 2009, which appears in Single Touch Systems Inc.’s Annual Report on Form 10-K for the year ended September 30, 2010.

/s/ Weaver & Martin LLC

Kansas City, Missouri
July 22, 2011